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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57664) of Third Wave Technologies, Inc. pertaining to the 1995 Incentive Stock Option Plan, 1997 Incentive Stock Option Plan, 1997 Nonqualified Stock Option Plan, 1998 Incentive Stock Option Plan, 1999 Incentive Stock Option Plan, 1999 Nonqualified Stock Option Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan of our report dated January 31, 2003, with respect to the consolidated financial statements and schedule of Third Wave Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


Milwaukee, Wisconsin
March 27, 2003                          /s/  Ernst & Young LLP